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                                                                    Exhibit 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ATX Telecommunications, Inc.
Bala Cynwyd, Pennsylvania

We hereby consent to the use in the Registration Statements on Form S-4 of CoreComm Merger Sub, Inc. and ATX Telecommunications Services, Inc. relating to the issuance of common stock, par value, $0.01 per share, of those registrants in connection with the acquisitions of ATX Telecommunications Services, Inc. and Voyager.net, Inc. by CoreComm Limited of our report dated March 10, 2000, relating to the combined financial statements of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999, which is contained in that Prospectus.

We also consent to the Reference to us under the caption "Experts" in the Prospectus constituting part of the Registration Statements on Form S-4 of CoreComm Merger Sub, Inc. and ATX Telecommunications Services, Inc.


                                                                BDO Seidman, LLP


Philadelphia, Pennsylvania
August 15, 2000